                                 EXHIBIT 10(ii)

                           FORD DISTRIBUTION AGREEMENT

                                  See attached


                               Page 11 of 45 Pages

                                  [FORD LOGO]

FORD AUTHORIZED DISTRIBUTOR SALES AGREEMENT
FORD CUSTOMER SERVICE DIVISION
FORD MOTOR COMPANY


AGREEMENT made as of this 1st day of October, 1998, by and between
Universal Mfg. Co.                                   ,
-----------------------------------------------------
(Give Name(s) of Individual, Partners or Corporation)

[]an individual, []a partnership,
[X] a(n) Nebraska                 Corporation, doing business as,
          ------------------------
          (State of Incorporation)
Universal Mfg. Co.          with a principal place of business at
--------------------------
(Distributor's Trade Name)
405 Diagonal Street, Algona IA 50511
-------------------- --------------------------, (hereinafter called
(Street and Number) (City, State and Zip Code) the "Distributor") and Ford Motor Company, a Delaware corporation with its principal place of business in Dearborn, Michigan (hereinafter called the "Company").

                                    PREAMBLE

     The purpose of this Agreement is to establish the Distributor as a Ford Authorized Distributor of Authorized Products, as hereinafter defined, and to set forth the respective responsibilities of the Company and the Distributor in the sale of Authorized Products by the Company to the Distributor and the resale of Authorized Products by the Distributor. The Distributor must continuously demonstrate, fulfill and satisfy all of the requirements and obligations set forth in this Agreement.

     In consideration of the mutual agreements and acknowledgments herein made, the Company and the Distributor agree as follows:

     A. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         1. "Authorized Product" shall mean product(s) identified in section B of this Agreement and the corresponding written Addendum's, if any, referred to therein.

         2. "Distributor Price" shall mean the price established by the Company which may be changed from time to time, for each Authorized Product sold by the Company to the Distributor.

         3. "Distributor's Area" shall mean the geographic area, within the United States, around the Distributor's location for which the Distributor can meet all "Ford Authorized Distributor-to-Dealer Standards," which may change from time to time.

         4. "Authorized Dealers" shall mean those Ford and Lincoln-Mercury motor vehicle dealers in the United States who are authorized by the Company to sell and service automotive products offered by the Company.

FCS 7391 Sales, August 1998 (Previous editions may not be used)

         5. "Ford Authorized Distributor-to-Dealer Standards" shall mean those performance standards relating to the level of service the Distributor provides to Authorized Dealers with respect to each type of Authorized
Product, which may change from time to time.

         6. "Ford Authorized Distributor Policy and Procedure Manual" shall mean the manual provided by the Company to the Distributor setting forth the policies and procedures affecting the business relationship between the Company and the Distributor, as well as the standards to which the Distributor shall comply, which may change from time to time.

     B. AUTHORIZED PRODUCT(S). The Company hereby appoints the Distributor as a Ford Authorized Distributor to purchase from the Company and sell to Authorized Dealers and other customers, subject to the terms of this Agreement and the Standard Provisions, the following designated products which shall be deemed to be "Authorized Product(s)" for purposes of this
Agreement:

                     (INITIAL THE SUBPARAGRAPH(S) WHICH APPLY)

                                                                       Initials
                                                                       --------
   1. Automotive replacement parts or products made or sold by the
   Ford Customer Service Division under the "Motorcraft" and "Ford"
   trademarks and other Ford remanufactured automotive replacement parts or products offered by the Ford Customer Service Division to the Distributor for resale (except Powertrain components and
   Bulk Lubricants) and all such other products the Ford Customer
   Service Division may offer from time to time to the Distributor for resale. These products also shall include Motorcraft Batteries
   as defined in the Addendum to Ford Authorized Distributor Sales        DH
   Agreement, FCS 7391E, dated August 1998.                            --------

   2. Powertrain components which shall mean engines, transmissions, torque converters, clutch discs, pressure plates, short blocks,
   long blocks, cylinder heads, associated Navistar diesel parts,         DH
   and other products offered by the Company from time to time.        --------

   3. Motorcraft Bulk Lubricants as defined in the Addendum to Ford    SECTION 3
   Authorized Distributor Sales Agreement, FCS 7391D, dated            STRICKEN
   August 1998.                                                         TEXT
                                                                       --------

   4. Motorcraft Batteries as defined in the Addendum to Ford
   Authorized Distributor Sales Agreement, FCS 7391E, dated               DH
   August 1998.                                                        --------

   5. Ford Authorized Remanufactured Products, which shall mean any automotive product approved by the Company and which is
   remanufactured by the Distributor in accordance with the Company       DH
   specification.                                                      --------

     The Distributor hereby accepts such appointment and agrees to carry out the responsibilities as herein provided.

     C. PRODUCT DE-AUTHORIZATIONS AND CHANGES. From time to time, the Company may change, deauthorize or discontinue offering a line (or part of a line) of Authorized Products or deauthorize a Distributor from purchasing or selling a line (or part of a line) or one or more of the Authorized Products, at which time "Authorized Products" for that Distributor shall be deemed to be redefined so as to take into account those deauthorizations or changes. Such de-authorizations or changes may occur at any time and from time to time and without obligation with respect to any Authorized Products previously ordered or purchased by or delivered to the Distributor. After deauthorization, such products may not be sold or promoted in any way by the Distributor.

     D. SOURCE OF AUTHORIZED PARTS. Unless otherwise specified in writing by the Company, the Distributor shall purchase its inventory of Authorized Products solely from the Company's Customer Service Division except that Ford Authorized Distributors with Authorized Products covered by paragraph B5, may sell (and other Ford Authorized Distributors may purchase from it) such Authorized Products.

     E. PERSONAL AGREEMENT; OWNERSHIP AND MANAGEMENT. In view of the personal nature of this Agreement, the Company has entered into this Agreement in reliance upon the Distributor's representation and agreement that (i) the following person(s) or corporation and only the following person(s) or corporation shall substantially participate in the ownership of the Distributor:

                                                                                          PERCENTAGE
    NAME                                             MAILING ADDRESS                     OF OWNERSHIP
    ----                                             ---------------                     ------------
Various Stockholders (Public Corporation)                                                   85.07 %
Eloise Rogers Agee                         2541 Woodleigh Lane, Lincoln NE 68502             9.26 %
Mary McFayden Donahue                      1301 South 80th St., Omaha NE 68124               5.67 %

and (ii) the following person(s) and only the following person(s) shall have full managerial authority for the operation of the Distributor, and are authorized to execute any and all agreements and related documents on behalf of the Distributor.

    NAME                                             MAILING ADDRESS                          TITLE
    ----                                             ---------------                          -----
Donald D. Heupel                          405 Diagonal Street, Algona IA 50511           President
Harold Pursley                            405 Diagonal Street, Algona IA 50511           Vice President/Treasurer
T. Warren Thompson                        11663 North 114th Place, Scottsdale AZ 85259   Secretary

     The Distributor shall give the Company prior written notice of any proposed change in the above ownership or managerial authority of any such person(s) or corporation, and immediate written notice of the death or physical or mental incapacity of any such person or the dissolution of any such corporation. No such change or notice and no assignment of this Agreement or of any right or interest herein, shall be effective against the Company until approved by the Company by executing and delivering an appropriate amendment to this Agreement executed in accordance with paragraph H.

     F. AUTHORIZED LOCATIONS. In addition to the location identified above as the Distributor's principal place of business, the Distributor shall maintain facilities and operate its distribution business from the following locations (hereinafter called "Authorized Locations").


DISTRIBUTOR NAME                                SHIPPING ADDRESS
----------------                                ----------------
Universal Mfg. Co.                1415 Jones Street, Omaha NE 68102
Universal Mfg. Co.                5177 N.E. 17th Street, Des Moines, IA 50313
Universal Mfg. Co.                2240 W. Altorfer Street, Peoria IL 61615

The Distributor shall not move or directly or indirectly operate its distribution business pursuant to this Agreement, in whole or in part, in facilities other than an Authorized Location without the prior written consent of the Company and a written Amendment to this Agreement.

     G. STANDARD PROVISIONS. The attached Ford Authorized Distributor Sales Agreement Standard Provisions (Form FCS 7390, August 1998, hereinafter referred to as the "Standard Provisions"), which have been read and agreed to by the Distributor, are hereby made a part of this Agreement with the same force and effect as if set forth in full herein.

     H. EXECUTION. This Agreement shall bind the Company when it bears the facsimile signature of the Vice President-General Manager of the Ford Customer Service Division of the Company (or his/her designee or successor) and is countersigned by the Director Global Parts Supply and Logistics (or his/her designee or successor) or the Ford Authorized Distributor Manager of the Ford Customer Service Division of the Company (or his/her designee or successor), and a fully executed copy is delivered personally or postpaid registered or certified U.S. mail to the Distributor at the Distributor's principal place of business.

     I. AMENDMENTS/TERMINATIONS. The Distributor acknowledges that (i) this Agreement may be executed only in the manner provided in paragraph H; (ii) no one except the Vice President-General Manager or the Director Global Parts Supply and Logistics (or his/her designee or successor) or the Ford Authorized Distributor Manager of the Ford Customer Service Division of the Company (or his/her designee or successor) or the Secretary or an Assistant Secretary of the Company is authorized to make or execute any other agreement relating to the subject matter hereof, or in any manner to enlarge, vary or modify the terms hereof, and then only by an instrument in writing; and (iii) no one except the Vice President-General Manager (or his/her designee or successor) or the Director Global Parts Supply and Logistics (or his/her designee or successor) or the Ford Authorized Distributor Manager of the Ford Customer Service Division (or his/her designee or successor) or the Secretary or an Assistant Secretary of the Company is authorized to terminate this Agreement on behalf of the Company, and then only by notice in writing.

     J. DURATION. The Agreement shall continue in force and effect from and after the date of its execution until terminated by either party under the provisions of paragraph 14 of the Standard Provisions made a part hereof.

     IN WITNESS HEREOF, the parties hereto have duly executed this Agreement in duplicate as of the day and year first above written.

FORD MOTOR COMPANY                       Universal Mfg. Co.
                                         -------------------------------------
                                              (Distributor's Trade Name)


                                         By: /s/ Donald D. Heupel
                                             ---------------------------------
/s/ Ronald E._________                       Title: President
                                             ---------------------------------


                                         By:
Vice President - General Manager             ---------------------------------
Ford Customer Service Division           Title:
                                                ------------------------------


                                         By:
                                             ---------------------------------
                                         Title:
                                                ------------------------------


Countersigned by

/s/ Garry L. Frederick
-----------------------------------
G.L. Frederick
Ford Authorized Distributor Manager

                                    [LOGO]

FORD AUTHORIZED DISTRIBUTOR SALES AGREEMENT - STANDARD PROVISIONS
FORD CUSTOMER SERVICE DIVISION
FORD MOTOR COMPANY

1. PUBLICATIONS. The Company, from time to time, shall publish and distribute to the Distributor procedures governing the relationship between the Company and the Distributor, including, but not limited to definitions, administration of warranty and policy, credit and other terms of sale, and such other information as the Company may deem necessary to enable the Distributor to carry out its responsibilities under this Agreement. If anything in any such publication is or appears to be inconsistent with the terms contained herein, the terms contained herein shall govern.

2. OPERATION OF BUSINESS. The responsibilities of the Distributor shall including the following:

     a.   SALES.

          (i) The Distributor shall actively and aggressively promote and make sales of Authorized Products, make direct contact with all Authorized Dealers in the Distributor's Area on a regular basis and provide prompt and efficient core pickup and delivery service in a satisfactory volume and manner, and according to standards and criteria for each type of Authorized Product as set forth herein and by the Company from time to time.

          (ii) The Distributor shall sell to Authorized Dealers only Authorized Products; except that Distributor may sell to Authorized Dealers products other than Authorized Products if such other products are for use in, or on non-Ford products and there is no Ford part number that could be substituted for such use.

          (iii) The Distributor shall sell parts and other products sold by the Company under the "Ford" trademark only to Authorized Dealers; the Distributor shall not sell parts and other products sold by the Company under the "Ford" trademark to customers other than Authorized Dealers.

          (iv) The Distributor shall not operate its business under this Agreement or sell Authorized Products to its parent, division, subsidiary, affiliate, partnership, joint venture or other entity or individual related to the Distributor, its officers, directors, managers, owners, employees or agents without prior written consent of the Company.

          (v) Neither the Distributor nor its officers, directors, managers, owners, employees or agents may own, operate or invest to any extent, either individually or in conjunction with others, in any company, corporation, partnership, joint venture or other business entity or enterprise that designs, manufactures, distributes or sells to Authorized Dealers any products that compete with any Authorized
     Products identified in Paragraph B of the Preamble irrespective of whether the products are Authorized Products for this specific Distributor.

FCS 7390 Sales, August 1998 (Previous editions may not be used)

          (vi) The Distributor's Area is not exclusive to the Distributor, and the Distributor may sell outside such area, but only if within the United States. The Distributor's Area shall be deemed, however, the primary area of the Distributor's sales responsibility for Authorized Products and the Distributor's primary responsibility shall be to sell to and service Authorized Dealers in that area. In those circumstances where an Authorized Dealer is not within any Distributor's Area, Distributor must take orders from and deliver Authorized Products to such an Authorized Dealer upon its request.

          (vii) The Distributor's performance of its sales responsibility shall be measured by such criteria as the Company may establish from time to time for each type of Authorized Product, which may include, but shall not be limited to:

               -- Authorized Dealer and Company evaluations of the Distributor's performance versus "Ford Authorized Distributor-to-Dealer Standards" for each type of Authorized Product; and

               -- the Distributor's sales of Authorized Products to Authorized
                  Dealers in the Distributor's Area as a percentage of objectives established by the Company from time to time.

     b. ADMINISTRATIVE AND PROMOTIONAL ASSISTANCE. The Distributor, to the satisfaction of the Company, shall provide all Authorized Dealers with such administrative and promotional assistance requested or required for the marketing of Authorized Products.

     c. FACILITIES/LOCATIONS. At each Authorized Location, the Distributor shall maintain such facilities of a size, layout, and appearance, including a warehouse, sales and office space, computer information systems and other equipment, as will meet the standards established by the Company from time to time, and will enable the Distributor to fulfill all of the Distributor's responsibilities under this Agreement. The Distributor shall not move or directly or indirectly operate its business under this Agreement, in whole or in part, at other than Authorized Locations or through a parent, division subsidiary, affiliate, partnership, joint venture or other related entity or individual without the prior written consent of the Company and a written Amendment to this Agreement. At its sole discretion, the Company may consent to or deny any request for such an Amendment taking into account such factors as the Company deems relevant.

     d. PERSONNEL. The Distributor shall employ such number of adequately trained and competent personnel of good character, including but not limited to managers, salespersons and warehouse personnel as will meet the standards established by the Company from time to time, and will enable the Distributor to fulfill all of the Distributor's responsibilities under this Agreement.

     e. INVENTORY. The Distributor shall maintain an inventory of all Authorized Products, in quantities sufficient to meet the Authorized Dealers' current and reasonably anticipated needs. The Distributor may, but is not required to, stock non-bulk lubricant products.

     f. ORDERS. The Distributor shall submit orders for its requirements of Authorized Products, at such times and in the manner prescribed by the Company from time to time. The Distributor shall not submit orders to the Company for products other than Authorized Products.

     g. COMMUNICATION. To assist the Company to meet customer expectations and performance standards, the Distributor shall provide electronic data interfaces as required by the Company from time to time.

     h. DELIVERY AND AVAILABILITY. The Distributor will provide parts delivery and core pickup service in a manner sufficient to satisfy Ford Authorized Distributor-To-Dealer Standards with respect to each type of Authorized Product.

     i. CAPITALIZATION. The Distributor shall employ at all times, in connection with its operations under this Agreement, such net working capital, other capital, net worth and line(s) of credit or other funding as may be required by the Company from time to time in order to ensure that the Distributor is able to fulfill all its responsibilities under this Agreement.

     j. CUSTOMER HANDLING, TRADE PRACTICES AND ADVERTISING. The Distributor shall: (i) make all reasonable efforts to handle satisfactorily all matters relating to the sale and use of Authorized Products; (ii) report to the Company any complaint about any Authorized Product that the Distributor cannot remedy; (iii) conduct business in a manner that will reflect favorably at all times on the Distributor, Authorized Dealers, the Company, Authorized Products, and the good name, goodwill and reputation thereof; and (iv) avoid in every way any practice or advertising that is misleading, deceptive or unethical or to which the Company may object as being detrimental to the Distributor, Authorized Dealers, the Company, Authorized Products, other Company products, persons dealing therein, the public or to the good name, goodwill or reputation thereof. The Distributor shall make reasonable efforts to ensure compliance of its customers with the foregoing. The Distributor shall not, and shall take reasonable measures to assure that its customers will not, represent a part to be an Authorized Product if it is not in fact an Authorized Product, whether such representation is by name, logo, part number or otherwise. All remanufactured Authorized Products and their packaging, shall be identified as such with appropriate markings, labels or other devices approved by the Company. The Distributor shall not represent that any remanufactured Authorized Product has been remanufactured by the Company.

     k. REPORTS. The Distributor shall submit to the Company, at the times and in the manner prescribed by the Company, accurate reports of the Distributor's sales of Authorized Products, and such other reports and data relating to the ownership or management of the Distributor, or its business hereunder, as the Company may request from time to time. The Distributor will furnish the Company with an annual balance sheet and operating statement, as soon as practicable following the close of the Distributor's fiscal year, to permit evaluation of the Distributor's operating and financial condition so that the Company may give advice and counsel on matters pertaining thereto.

     Financial information furnished by the Distributor shall be handled on a confidential basis by the Company; however, this shall not preclude the Company from providing such information to a wholly-owned or controlled subsidiary of the Company and using such information at the Company's discretion.

Moreover, the Company shall not be prohibited from offering such information in evidence in judicial or arbitration proceedings, or to other parties as required by law. However, such information will not otherwise be released to third parties without the written consent of the Distributor or as required by law.

     l. INSPECTIONS AND RECORD RETENTION. To assure the Company that the Distributor is carrying out the provisions of this Agreement, the Distributor shall permit persons designated by the Company, at reasonable times and intervals during normal business hours, to examine the Distributor's records, contracts, accounts and data related in any way to the Authorized Products. The Distributor shall retain for at least two (2) years all records, contracts, accounts and data upon which claims to the Company for refund, credit, rebate, incentive, allowance, discount, reimbursement or other payment of any kind have been made.

     m. BUSINESS, INDUSTRY AND PROCESS CERTIFICATIONS. The Distributor shall actively and periodically assess and improve its distribution and overall business operations so as to cost-effectively increase sales, delivery standards and overall service performance. The Distributor shall have its employees attend training or courses offered or required by the Company from time to time. The Distributor shall attain any standard, level or certification requirements as may be established by the Company from time to time (e.g. ISO certification).

     n. COMPANY'S TRADEMARKS AND TRADENAMES. Neither the Distributor nor its customers shall (i) use in any trade name any trademark or trade name used or claimed by the Company; (ii) use the word "Ford" or "Motorcraft" except in connection with advertising and dealings in such parts; (iii) use any trademark or trade name used or claimed by the Company, including the use of "Motorcraft" or "Ford" in advertising and dealings, except as first approved in writing by the Company; or (iv) contest the right of the Company to exclusive use of any trademark or trade name used or claimed by the Company.

3. OTHER SALES AND PURCHASES. The Distributor reserves the right to make purchases of products other than Authorized Products from others and to make sales of Authorized Products to customers other than Authorized Dealers, except as otherwise provided in this Agreement, and provided that the Distributor in no circumstance shall be relieved of any responsibility assumed by it under this Agreement. The Distributor further agrees that any such sales to others shall not adversely affect the Distributor's sales obligations with respect to Authorized Products under this Agreement. The Company reserves the right to make sales to others (including, without limitation, other distributors) without obligation or liability of any kind to the Distributor.

4. PROMOTIONAL MATERIAL. The Company may, at its discretion, provide the Distributor with materials for the promotion and sale of Authorized Products, and if so, the Distributor shall provide its customers with such materials. The Distributor shall also provide its customers with additional materials of a quantity and quality proportionally equal to that which it provides for other automotive replacement parts handled by the Distributor.

5. ACCEPTANCE OF ORDERS. An order for Authorized Products shall be deemed accepted when the Company issues to the Distributor its FCSD order number. The Company shall make reasonable efforts to fill each order accepted by it, but shall not be liable in any way for the consequences of a failure to ship or any delays in shipment due, in whole or in part, to fulfillment of the Company's own requirements, a shortage or curtailment of material, labor, transportation, utility services, or any labor or production difficulty in any plant of the Company, its suppliers, or any cause beyond the Company's control, fault or negligence.

6. PRICES AND CHARGES. The Distributor shall pay the price established by the Company for each Authorized Product purchased by the Distributor from the Company, less any applicable discount and/or allowance allowed by the Company on the invoice, plus any Company transportation charge and (if not included in the established price) a charge equivalent to or in reimbursement for all applicable taxes on the manufacture, distribution, ownership, use or sale of such a part. The Company may change at any time and from time to time, without prior notice, the price or charge for any Authorized Product or any applicable discount or allowance. A description of any discounts or allowances, the qualifications and methods of submitting and substantiating claims therefor and the manner of payment by the Company will be contained in the Ford Authorized Distributor Policy and Procedure Manual as amended by the Company from time to time. Except as otherwise specified by the Company in writing, such price, discounts, charges and allowances shall be those in effect at time the Distributor's order is accepted by the Company. Delivery to the Distributor shall be deemed made and the order filled, on the date the Authorized Product is delivered to the carrier or the Distributor, whichever is first. No price, holdback, discount, allowance or other charge is or shall be considered or deemed to be a franchise fee; rather, all such items are and shall be considered to be elements of a bona fide wholesale price.

7. POLICY AND PROCEDURE/STANDARDS. The Distributor will comply with all provisions of the Ford Authorized Distributor Policy and Procedure Manual, including the "Distributor-to-Dealer Standards", which are hereby incorporated by reference. The provisions of the Manual and the Standards may be changed by the Company at its discretion, upon written notice to the Distributor.

8.  TERMS AND TITLE.

    a. PAYMENT. The Distributor shall pay the Company for each purchase of Authorized Products under this Agreement within the time specified in the Fort Authorized Distributor Policy and Procedure Manual or pursuant to special program terms as may be granted by the Company from time to time.
All credits shall be applied to the Distributor's monthly statement.

    b. TITLE. Title to each Authorized Product purchased by the Distributor from the Company shall pass to the Distributor upon delivery to the carrier or to the Distributor, whichever is first.

    c. DEMURRAGE AND DIVERSION LIABILITY. The Distributor shall pay for and bear all demurrage, storage or other charges that accrue after arrival of any shipment at its destination, except with respect to a shipment made in error by the Company. If the Distributor shall fail or refuse for any reason (other than a shipping error by the Company, natural disaster or catastrophe, or act of God) to accept delivery of any Authorized Product ordered by the Distributor, the Distributor shall also pay for and bear all expenses incurred by the Company in shipping the same to the Distributor and in reshipping the same to the original shipping point or another destination, but such reshipping expenses shall not exceed the expenses of returning the part to the original shipping point.

     d. SECURITY AGREEMENT. The Distributor shall execute a Security Agreement, pursuant to which the Distributor will grant the Company a security interest in all Authorized Products purchased by the Distributor from the Company (and any Authorized Products produced by the Distributor, pursuant to this Agreement, if applicable) and any proceeds therefrom. The Company may, at its discretion, require a Personal Guarantee from either the principal of the Distributor or the principal of an Authorized Location of the Distributor and supported by the grant of a security interest in collateral owned by such a principal. If so required by the Company, the Distributor, the Distributor principal, or the principal of an Authorized Location shall execute all appropriate documents, including a form UCC-1, to perfect and evidence security interests in the relevant collateral.

     e. STATE AND LOCAL TAXES. The Distributor represents and warrants that all Authorized Products shall be purchased or produced for resale in the ordinary course of the Distributor's business, and that the Distributor shall comply with pertinent state and local laws prerequisite to the collection and/or payment by the Distributor of sales, use and any other taxes applicable to all such resale transactions and furnish evidence thereof to the Company. Those representations and warranties shall be deemed a part of each order given by the Distributor to the Company. If any Authorized Product is put to a taxable use by the Distributor, produced or purchased by the Distributor other than for resale, the Distributor shall make timely return and payment to the proper taxing authority of all sales, use and the like taxes applicable thereto, and shall indemnify the Company against such taxes, and penalties and interest thereon.

9. COMPLIANCE WITH LAWS AND REGULATIONS. The Distributor shall comply with all federal, state and local laws, rules, regulations or ordinances applicable to the Distributor's business operation. The Distributor agrees to indemnify, defend and hold harmless the Company from any claims losses, damages or expense, including costs and reasonable attorney's fees, arising out of or related to the Distributor's failure to comply with any applicable laws, rules, regulations or ordinances. Without limiting the foregoing, the Distributor agrees to indemnify, defend and hold harmless the Company from any claims, losses, damages or expenses, including costs and reasonable attorney's fees, arising under any federal, state or local laws, rules, regulations or ordinances related to environmental or hazardous materials or substances and resulting from or related to any activity associated with the Distributor's business operations, including, without limitation, the storage, handling, transportation, release or disposal of Authorized Products.

10. WARRANTY. The Company warrants to the Distributor that each Authorized Product sold by the Company to the Distributor will be free under normal use and service from defects in workmanship and material for the period of time from the date of delivery of such part to the original retail customer, or for the amount of use, whichever is first, specified for such part in the Ford Authorized Distributor Policy and Procedure Manual in effect at the time such part is sold to the retail customer or at the time such defect is discovered, whichever is more liberal. This warranty shall be fulfilled by the Company replacing such item, or giving credit therefor, in accordance with the terms and conditions of such Ford Authorized Distributor Policy and Procedure Manual. This limited warranty is the exclusive remedy, recourse or damage for any defect in workmanship and material. The Distributor may not submit warranty claims on Authorized Products that the Company sold directly to Authorized Dealers.

The Distributor, acting only on its own behalf shall extend to each of its customers, and shall require each such customer to extend this warranty to each of its accounts and customers. The Company and the Distributor each shall perform and fulfill promptly all the terms and conditions of their respective warranties for the ultimate benefit of the final purchaser at retail and Distributor shall require each level of distribution to do likewise.

The Distributor, acting on its own behalf only, shall extent to each of its customers, in a form satisfactory to the Company, a written warranty for each Authorized Product covered by paragraph B5 of the Preamble. Such warranty shall be at least as favorable to the customer, in the Company's opinion, as the warranty extended to the Distributor on each such Authorized Product by another Distributor, or the Company's Service Parts Warranty, specified in the Ford Authorized Distributor Policy and Procedure Manual, whichever is greater. The Distributor shall perform and fulfill promptly, and shall require each level of distribution to perform and fulfill promptly, all the terms and conditions of the warranty for the ultimate benefit of the final purchaser at retail.

11. INDEMNIFICATION. The Company shall defend, indemnify, hold harmless and protect the Distributor from all losses, damages or expenses, including costs and reasonable attorney's fees, resulting from lawsuits commenced against the Distributor on or after the date of this Agreement by third parties alleging bodily injury or property damage arising out of an occurrence caused solely by a "product defect". "Product defect" means a defect in material, workmanship or design in an Authorized Product sold to a Distributor by the Company. The above stated obligation arises only if the "product defect" could not have been discovered by the Distributor through reasonable and prudent inspection methods.

     The Company's obligation set forth above arises only upon receipt of written notice of the lawsuit, including a copy of the most recently filed complaint. Until the Company has agreed to accept the Distributor's tender of defense and the Company's attorneys have been substituted as attorneys of record for it, the Distributor shall take all necessary steps to preserve its rights and defend the suit and shall be responsible for all costs and fees incurred. If the Company agrees to indemnify and defend the Distributor, the Company shall have sole control, discretion, and authority in the defense of the suit and in any decisions regarding its settlement or resolution. The Distributor shall fully cooperate in the defense of allegations against either the Distributor or the Company, including but not limited to, maintaining, preserving, and providing the Company and its attorneys access to any documents and other tangible evidence relevant to the lawsuit and providing the Company and its attorneys access to any of Distributor's premises and employees that the Company may deem relevant to or necessary for the lawsuit. The Company maintains the sole authority and discretion to determine what, if any, Distributor employees to call as witnesses for deposition or at time of trial. The Company maintains the right to continue the litigation in the name of the Distributor at its sole discretion.

     Distributor shall defend, indemnify and hold the Company harmless from and against all losses, claims, damage or other costs of any nature or other costs of any nature or kind whatsoever arising directly or indirectly out of or related to (i) the breach of any warranty, representation or agreement made by Distributor to Company in this Agreement; (ii) the negligence or intentional misconduct of Distributor, its officers, employees, agents or contractors, or (iii) an Authorized Product covered by paragraph B5 of the Preamble. Such indemnity shall include, but not be limited to, reasonable expenses, attorneys' fees, court costs and other expenses of investigation, litigation and settlement of any such claim.

12. NO AGENCY. This Agreement does not in any way create the relationship of principal and agent between the Company and the Distributor, under no circumstances shall the Distributor or any of the Distributor's employees, directors or customers be considered agents of the Company. The Distributor shall make clear to others that it is not an agent of the Company and shall not act or attempt to act, or represent itself directly or by implication, as an agent of the Company or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the Company.

13. RELATIONSHIP BETWEEN COMPANY AND DISTRIBUTOR. The requirements of this Agreement as to the facilities to be supplied by the Distributor, as to the conduct of the business of dealing in Authorized Products and as to relations between the Distributor and others are intended to protect the good name, good will and reputation of Company and to assure the Company that Authorized Products will be made available to Authorized Dealers and that the Distributor's financial and operating condition is adequate. Except as herein specified, nothing herein contained shall impose any liability on Company in connection with the Distributor's operations under this Agreement or otherwise or for any expenditure made or incurred by the Distributor in preparation or performance of the Distributor's responsibilities under this Agreement.

14.  TERMINATION.

     a. This Agreement may be terminated, in whole or in part, by either party at any time, with or without cause, upon thirty (30) days prior written notice to the other party.

     b. The Company may terminate this Agreement upon five (5) days prior written notice to the Distributor in any of the following events: (i) any assignment or attempted assignment by the Distributor of any interest in this Agreement without the prior written consent of the Company; (ii) any sale, transfer or relinquishment, voluntary or involuntary, by operation of law or otherwise, of any interest in the direct or indirect ownership in the Distributor or any change in the operating management of the Distributor without the prior written consent of the Company; (iii) if Distributor operates its business under this Agreement or sells Authorized Products to a parent, division subsidiary, affiliate, partnership, joint venture or other related entity or individual without the prior written consent of the Company and a written Amendment to this Agreement; (iv) failure of the Distributor for any reason to function in the ordinary course of business or failure for a period of ten (10) consecutive business days to keep its facilities open during, and for not less than, the hours customary in the trade in the Distributor's principal location; (v) a disagreement between or among owners, managers, officers or principals of the Distributor which, in the opinion of the Company, may adversely affect the operation, management, business or interest of the Distributor or the Company; (vi) conviction in a court of competent jurisdiction of the Distributor, or an owner, manager or officer of the Distributor for any violation of law, or any conduct of such person unbecoming a reputable business person; or, (vii) submission by the Distributor to the Company, of false or fraudulent reports, statements or claims or refusal of the Distributor to permit the Company to examine the Distributor's records in accordance with paragraph 2(l) of this Agreement. The Distributor shall advise the Company immediately in writing of the happening of any of the events specified in clauses (i) through (vi) above.

     c. Either party may terminate this Agreement upon five (5) days prior written notice to the other in any of the following events: (i) dissolution of the Distributor if the Distributor is a partnership or corporation;
(ii) insolvency of the Distributor, filing by the Distributor of a voluntary petition under any law relating to bankruptcy or insolvency, filing against the Distributor of an involuntary petition that is not dismissed within 30 days, court appointment of a temporary or permanent receiver, trustee or custodian for the Distributor or the Distributor's business or an assignment of the Distributor for the benefit of creditors; (iii) failure by either party to obtain or maintain any license required to permit such party to carry out its obligations under this Agreement; (iv) death or physical or mental incapacity of the Distributor or any principal, officer or manager of the Distributor, provided, however, that in order to facilitate orderly termination and liquidation of the Distributor, the Company may defer the effective date of any termination pursuant to clause (iv) for a period of from three (3) months to one (1) year, as the Company may determine.

     d. The Company may terminate this Agreement anytime upon thirty (30) days written notice to the Distributor in the event the Company offers the Distributor a new or amended sales agreement.

     e. The Company may terminate this Agreement if the Distributor fails to fulfill or breaches any of its obligations and duties under this Agreement, including but not limited to its responsibilities under paragraph 2 of this Agreement.

     f.   Acts in Good Faith.

          1. The Distributor acknowledges that each of its responsibilities under this Agreement is reasonable, proper and fundamental to the purpose of this Agreement and that (i) its failure to fulfill any of them would constitute a material breach of this Agreement, (ii) the occurrence of any of the events set forth in subparagraphs 14(b), (c) and (e) would seriously impair fundamental considerations upon which this Agreement is based, and
(iii) the rights of termination reserved in the events specified in subparagraph 14(b), (c) and (e) are necessary to permit the Company to remain competitive at all times. The Distributor acknowledges that any such failure, occurrence or event constitutes a reasonable, fair, good, due and just cause and provocation for non-renewal or termination of this Agreement by the Company.

          2. The Distributor agrees that if the Company or any of its representatives (i) requests the Distributor to fulfill any of such responsibilities, (ii) believes that any such failure, occurrence or event is occurring or has occurred and advises the Distributor that, unless remedied, such failure, occurrence or event may result in Company termination or non-renewal of this Agreement, (iii) gives the Distributor notice of termination or non-renewal, or terminates or fails to renew this Agreement, because of any such failure, occurrence or event, then such request, advice, notice, termination or non-renewal shall not be considered to constitute or be evidence of coercion or intimidation, or threat thereof or to be unreasonable, unfair, undue or unjust, or to be not in good faith.

15. DISTRIBUTOR'S OBLIGATIONS UPON TERMINATION. Upon termination of this Agreement by either party under Paragraph 14 above as to any Authorized Products, the Distributor shall cease to be a Ford Authorized Distributor and shall:

     a. Pay to the Company all sums owing to the Company with respect to Authorized Products less estimated authorized returns within normal credit terms pursuant to the Ford Authorized Distributor Policy and Procedure
Manual. Any balance remaining thereafter shall be paid within thirty (30) days of the date of notice to the Distributor of the final determined amount.

     b. At the Distributor's expense (i) remove any signs erected or used by the Distributor, or any business affiliated with the Distributor that bear the trademark or trade name used or claimed by the Company in connection with such Authorized Products; (ii) obliterate all such trademarks, trade names and words associated with such Authorized Products from all forms, stationery and other papers used by the Distributor, or by any business affiliated with the Distributor, (iii) permanently discontinue all advertising of the Distributor as an authorized distributor of Authorized Products; and (iv) refrain from doing anything whether or not specified above that would indicate the Distributor is or was a Ford Authorized Distributor of any Authorized Products.

     If the Distributor does not comply with any of the requirements of this paragraph 15, the Distributor shall reimburse the Company for all costs and expenses, including reasonable attorney's fees, incurred by the Company in effecting and enforcing compliance.

16.  REACQUISITIONS ON TERMINATION.

     a. Upon termination of this Agreement, the Company shall have at its sole option, discretion and judgment the right, but not the obligation, to request and accept from the Distributor each new, unused and undamaged Authorized Product (excluding batteries, oil and lubricant, and refrigerant products, or any items classified as hazardous materials) which is in the Distributor's inventory and unsold on the effective date of termination, provided such product is in first class saleable condition, in the original unopened package, offered for sale by the Company in the Company's then-current price list and was purchased by the Distributor from the Company during the ninety (90) day period immediately preceding the effective date of termination.

     b. Within ninety (90) days after the effective date of termination, the Distributor shall carefully pack and box, at its own expense, all Authorized Products repurchased by the Company under this paragraph, and ship, freight prepaid, to the Company's parts distribution center from which the Distributor normally purchased Authorized Products, or to such other destination as the Company may designate. The price for each such part shall be the price to distributors established by the Company in effect on the effective date of termination, less all prior refunds, credits, rebates, incentives, allowances, discounts, reimbursements and other payments with respect thereto either made by the Company or to which the Distributor would have been entitled had the Distributor applied therefor but for which the Distributor did not apply.

     c. Upon repurchase by the Company of Authorized Products eligible for repurchase hereunder, the Company shall be released from any and all liability to the Distributor with respect to all relationships and actions between the Distributor and the Company, however claimed to arise, except for the performance of any obligation of the Company under this Paragraph 16, and except for such amounts as the Company may have agreed in writing to pay the Distributor. Payment by the Company to the Distributor for any Authorized Products repurchased hereunder shall be made only upon receipt of good clear title and a clear title and a general release executed by the Distributor and delivered to the Company. The Company may offset any obligations then owing by the Distributor to the Company.

17. NEW AGREEMENT. The termination of this Agreement by the Company in connection with the offer by the Company of a new or amended form of sales agreement to the Distributor or to the Distributor's successor in interest shall not give rise to the rights and obligations provided in Paragraphs 15 and 16, unless otherwise specified by the Company in writing.

18. ACKNOWLEDGEMENTS. Each party acknowledges that, except as set forth in a written instrument signed by both parties, no representation, statement, understanding or agreement has been made or exists relating to the subject matter hereof other than this Agreement, and that in entering into this Agreement, it has not relied upon anything done or said or any presumption in law or fact (i) with respect to this Agreement, or the duration, termination or renewal of this Agreement, or the relationship between the parties, other than as expressly set forth in this Agreement; or (ii) that in any way tends to change or modify the terms, or any of them, of this Agreement or to prevent this Agreement from becoming effective, or (iii) that in any way affects or relates to the subject matter of this Agreement.

19. ASSIGNMENT. Neither this Agreement nor any right hereunder may be assigned by the Distributor without the prior written consent of the Company. The Distributor agrees that the Company shall have the right to select its distributors and may decline to appoint as a distributor of the Company any purchaser or prospective purchaser of any of the assets or capital stock of the Distributor upon termination or non-renewal of this Agreement or otherwise.

20.  CONFIDENTIALITY.

     a. All business information and all materials containing business information provided by Company to Distributor, including but not limited to methods of operation, plans or strategies, policies, reports, details of contracts and other business affairs of Company and any of its affiliates learned by Distributor, which are not a matter of public knowledge, are and shall be treated as confidential. Distributor agrees for itself and on behalf of its directors, officers, employees and agents to whom such information and materials are disclosed, that it and they shall keep such information and materials confidential and retain them in strictest confidence both during and after the term of this Agreement. Such information shall not be disclosed by Distributor to any person except to officers and employees of Distributor requiring such information or materials to perform pursuant to this Agreement, and shall not be used for the benefit of Distributor or any third party except in connection with services rendered pursuant to this Agreement. Distributor acknowledges and agrees that such unauthorized disclosure or other breach of this provision will cause irreparable injury to Company and that money damages alone will not provide an adequate remedy to Company. Accordingly, in addition to any other rights or remedies which may be available to Company, Company shall be entitled to recover from Distributor its costs, expenses and attorneys' fees incurred in enforcing its rights under this paragraph. Distributor shall return to Company all such information and materials and all embodiments thereof immediately upon termination of this Agreement.

     b. These obligations of confidentiality shall not apply to any information which (i) was known to the receiving party at the time of receipt; (ii) was in the public domain at the time of receipt; (iii) becomes public through no fault of the party obligated to keep it confidential; (iv) such party legitimately learns from third parties who are under no obligation of confidentiality with respect to the information; or (v) is required by applicable law to be divulged.

21. WAIVER. The waiver by either party, or the failure by either party to claim a breach, of any provision of this Agreement, shall not be or be held to be a waiver of any subsequent breach or as affecting in any way the effectiveness of such provision.

22. TRANSACTIONS AFTER TERMINATION. In the event either party has any business relation with the other after termination of this Agreement, any such relation shall not be construed as a renewal of this Agreement or a waiver of such termination, but all transactions shall be governed by terms identical with the terms of this Agreement relating thereto unless the parties otherwise agree in writing.

23. NOTICES. Any notice required or permitted by this Agreement, or given in connection with this Agreement, shall be in writing and shall be given by personal delivery or postpaid registered or certified U.S. mail. Notices to the Company shall be delivered to or addressed to the Ford Authorized Distributor Manager of the Ford Customer Service Division or his/her designee.

Notices to the Distributor shall be directed to the Distributor at the Distributor's address as indicated on the Sales Agreement.

24. SUPERSEDURE. This Agreement cancels and supersedes all other agreements, written or oral, between the parties relating to Authorized Products and constitutes the entire agreement between the parties with respect to the subject matter hereof.

25. MICHIGAN AGREEMENT - SEVERABILITY OR TERMINATION. This Agreement has been signed by the Distributor and sent to the Company in Michigan for final approval and execution and then delivery to the Distributor. The parties intend this Agreement to be executed as a Michigan agreement. This Agreement and the rights and obligations of the parties shall be governed and construed in accordance with the laws of the State of Michigan. If any provision of this Agreement is invalid or unenforceable under the law, the Company may elect either to terminate this Agreement in its entirety, or to consider this Agreement divisible as to such provision and treat such provision as inoperative, and to continue the remainder of this Agreement in full force and effect as if such provision had not been included herein.

26.  DISPUTE RESOLUTION.

    a. If a dispute arises between the parties relating to this Agreement, before either party may pursue other available remedies (except injunctive relief from a court where appropriate to maintain the status quo), the parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute, provided, however that no such meeting shall be deemed to violate or reduce the obligations and liabilities of the parties or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled.

     b. If the parties do not succeed in negotiating a resolution of the dispute and either party initiates litigation, the other party shall have the right to initiate mediation and binding arbitration in accordance with the Model Procedure for Mediation of Business Disputes of the Center for Public Resources, and in the case of arbitration, the CPR Rules for Non-Administered Arbitration of Business Disputes ("CPR"). Each party will bear equally the costs of the mediation and arbitration.

     1. The parties will jointly appoint a mutually acceptable mediator or arbitrator, seeking assistance in such regard from CPR, as appropriate, if they have been unable to agree upon such appointment within 20 days.

     2. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days. If the parties are not successful in resolving the dispute through the mediation, then the parties agree to submit the matter to binding arbitration by a solo arbitrator in accordance with CPR Rules for Non-Administered Arbitration of Business Dispute.

     3. Unless otherwise agreed by the parties in writing, mediation or arbitration involving Ford Motor Company and/or any U.S. subsidiary, joint venture or other operation located in the U.S. shall take place in the City of Dearborn, Michigan and this clause is subject to the Federal Arbitration Act. 9 U.S.C.A. sec. 1 et seq. and judgment upon the award rendered by the Arbitrator, if any, may be entered by an U.S. court having jurisdiction thereof.

IN WITNESS HEREOF, the parties herein have duly executed this Agreement in duplicate as of the day and year first above written.



FORD MOTOR COMPANY                             Universal Mfg. Co.
                                           -----------------------------------
                                               (Distributor's Trade Name)

                                       By: /s/ Donald D. Heupel
                                           -----------------------------------
/s/ Ronald E.___________            Title: President

Vice President - General Manager       By:
Ford Customer Service Division             -----------------------------------
                                    Title:
                                           -----------------------------------

                                       By:
                                           -----------------------------------
                                    Title:
                                           -----------------------------------

Countersigned by

/s/ Garry L. Frederick
------------------------------------
G. L. Frederick
Ford Authorized Distribution Manager

                                      [LOGO]

                          FORD CUSTOMER SERVICE DIVISION
                                 DOCUMENT RECEIPT


The following Ford Customer Service Division documents have been received, read and are understood:

[X]  Ford Authorized Distributor Sales         [ ]  Ford Authorized Distributor Warranty and
     Agreement (FCS 7391)                           Policy Procedures Manual
[ ]  Bulk Lubricant Addendum to                [ ]  Revisions to Ford Authorized Distributor
     Ford Authorized Distributor Sales              Warranty and Policy Manual
     Agreement (FCS 7391D)                     [X]  Ford Authorized Remanufactured Distributor
[X]  Battery Distributor Addendum                   Warranty Acknowledgment
     to Ford Authorized Distributor
     Sales Agreement (FCS 7391E)               [ ]  Ford Authorized Distributor Policy and
[ ]  Motorcraft Battery Deferment                   Procedure Manual
     Assistance Plan Agreement (FCS 8151)      [ ]  Revisions to Ford Authorized Distributor
[ ]  Amendment to Ford Authorized Distributor       Policy and Procedure Manual
     Sales Agreement (FCS 7391B)
[ ]  Addendum to Ford Authorized Distributor   [ ]  Special Market Account Policy and
     Sales Agreement (FCS 7391A)                    Procedure Manual
[ ]  Special Market Account Sales              [ ]  Revisions to Special Market Account
     Agreement (FCS 8323)                           Policy and Procedure Manual
[ ]  Change of Name and/or Address
     Letter


FORD MOTOR COMPANY                       Account Information:

                                           Universal Manufacturing Co.
------------------------------           -------------------------------------
          (Region)                              (Account Trade Name)

  /s/ John J. Roy                          405 Diagonal Street
------------------------------           -------------------------------------
            (By)                                   (Street Address)

  FAR Account Manager                      Algona IA 50511
------------------------------           -------------------------------------
          (Title)                              (City, State, Zip Code)

         10-2-98
------------------------------
         (Date)
                                           /s/ Donald D. Heupel
                                         -------------------------------------
                                                          (By)

                                               President
                                         -------------------------------------
                                                        (Title)

                                               10-12-98
                                         -------------------------------------
                                                         (Date)



Instructions:

Document Receipt is to be SIGNED by:
1. Ford Motor Company, Ford Customer Service Division Representative, and
2. Account Principal.

One copy is to be RETAINED by:
1. Ford Motor Company, Ford Customer Service Division Parts Distribution Center Office
2. Account Principal.

                                      [LOGO]

ADDENDUM TO FORD AUTHORIZED DISTRIBUTOR SALES AGREEMENT - BATTERY DISTRIBUTOR FORD CUSTOMER SERVICE DIVISION
FORD MOTOR COMPANY

SUPPLEMENTAL AGREEMENT, made at Dearborn, Michigan as of this   1st   day of
                                                             -------
  October  , 1998 between  Universal Mfg. Co.
------------  ----        ----------------------------------------------------
                          (Give Name(s) of Individual, Partners or Corporation)

[ ] an individual, [ ] a partnership, [X] a(n)   Nebraska    Corporation doing
                                               -------------
                                               (State of
                                               Incorporation)

business as  Universal Mfg. Co.         with a principal place of business at
            ---------------------------
            (Distributor's Trade Name)

  405 Diagonal Street        ,  Algona IA 50511
----------------------------   -----------------------------------
    (Street and Number)            (City, State and Zip Code)

(hereinafter called "Distributor") and Ford Motor Company, a Delaware corporation with its principal place of business at Dearborn, Michigan (hereinafter called "Company").

The parties hereto extend this to be an Addendum to the Ford Authorized
Distributor Sales Agreement dated   October 1, 1998   and are to be made a
                                 -------------------
part thereof.


This Addendum will serve to appoint the undersigned Ford Authorized Distributor as a Motorcraft Battery Distributor under the terms of the Ford
Authorized Distributor Sales Agreement dated   October 1, 1998    between
                                             --------------------
Ford Authorized Distributor (hereinafter called "Distributor") and Ford Motor Company (hereinafter called "Company"). Further, this Addendum, along with the Ford Authorized Sales Agreement, sets forth the requirements and operating procedures for the Motorcraft Battery Distributor and the Company.

In the event the Distributor fails to comply with any part of this Addendum, the Company may, at its option, terminate this Addendum and/or the Ford Authorized Distributor Sales Agreement in accordance with the terms of the Ford Authorized Distributor Sales Agreement.

     1. MOTORCRAFT BATTERY PRODUCT TERMS AND AVAILABILITY. Motorcraft batteries will be available to the Distributor for purchase from Ford in bulk quantities (on pallets which must be saved for reuse) for sale only to primary end users, predominately Ford and Lincoln-Mercury dealers. The terms and trademarks associated with Motorcraft batteries ("Motorcraft," "Heat Tough," "Tested Tough," "Marinecraft," "Farm Tough," "Truckin' Tough," "Gel Cell," "BXT-USA" and Motorcraft trademarks created in the future) apply only to lead-acid batteries manufactured for and marketed by the Company.

     2.    DISTRIBUTOR DUTIES AND REQUIREMENTS.

           A. Distributor personnel shall be trained in proper battery handling, charging, testing, and warranty claim processing.

           B. The Distributor must rotate the dealer's battery inventory on a regular basis.

           C. The Distributor must pick up discharged batteries for recharging and restocking.

           D. The Distributor must pick up spent lead-acid batteries from all customers in accordance with municipal and/or state and federal guidelines outlined by the U. S. Department of Transportation, Environmental Protection Agency, and the Battery Council International, or a minimum of per once a week.

           E. The Distributor must meet the Ford Authorized Distributor to Dealer Standards, as referred to in Paragraph A of the Preamble in the Ford Authorized Distributor Sales Agreement and Paragraph 7 of the Standard Provisions.

           F. The Distributor must stock, maintain, review, and supply to customers all point-of-purchase signage promoting Motorcraft, its products, programs, recycling requirements and efforts. Also, the Distributor will support all future programs and promotional efforts made available by the Company. The undersigned also understands that the Company can, at any time, require the Distributor to stock newly-created products and implement promotions in the interest of maintaining the national profile, strategy and integrity of the Motorcraft battery program.

     3.    DISTRIBUTOR TRANSPORT REQUIREMENTS.

FCS7391B Sales, August 1998 (Previous editions may not be used)

           A. The Distributor must comply with municipal and/or state and federal guidelines Hazardous Material Regulations now and hereafter in effect.

           B. All vehicles used for battery transport must be equipped with safety equipment (e.g., rubber gloves and aprons, eye protection, fire extinguisher, 10 mil poly bags for leaking batteries), emergency response telephone number, and any other materials as required by the Distributor's insurance carrier, or federal, state and local laws and regulations.

           C. The Distributor must carry battery testing equipment in good operating condition, as specified in the Ford Authorized Distributor Policy and Procedure Manual.

     4.    BUSINESS OPERATION.

           A. The Distributor must actively and aggressively provide prompt and efficient delivery service to Ford and Lincoln-Mercury dealers according to standards and criteria as set forth by the Company from time to time.

           B. The Distributor will be subject to periodic audits, performed by Ford personnel and/or its designated agents or representatives, designed to check operational procedures.

           C. The Distributor must have available scrap battery handling area signage for distribution to dealers.

     5. SPENT LEAD-ACID BATTERY HANDLING AND STATUTORY/REGULATORY REQUIREMENTS. Without in any way limiting the Distributor's obligation to comply with all applicable laws, regulations or ordinances (as setforth in Paragraph 9 of the Ford Authorized Distributor Sales Agreement), the Distributor must:

                 1) Pick up all lead-acid batteries from all accounts serviced by the Distributor during the course of his business day.

                 2) Handle, store and process all batteries (new and spent) in accordance with current federal, state and local laws and regulations including, but not limited to U. S. Environmental Protection Agency and Department of Transportation regulations such as "40CFR261.6(a)(2)(v) and 40CFR266.80.subpart G - Spent
                       Lead-Acid Batteries Being Reclaimed."

                 3) Ensure that all of the spent lead-acid batteries processed and stored at the Distributor's facilities are ultimately returned to an Environmental Protection Agency-approved agent/smelter for disposal.

                 4) Maintain records of all transactions pertaining to spent lead-acid battery transport and delivery to an Environmental Protection Agency-approved recycling center. These records must be kept current and be made available to all Ford personnel and, in the case of an Environmental Protection Agency audit, to appropriate municipal, state and federal authorities.

     6.    PACKAGING, LABELING AND DISTRIBUTION.

           A.    The Distributor may NOT:

                 1) Repackage or alter Motorcraft battery shipments into any containers other than the packaging provided by the Company.

                 2) Alter the Motorcraft product name or individual trademarks (see above) as used by the Company.

                 3)    Alter the Cold Cranking Amps (CCA), Cranking Amps
                       (CA), Reserve Capacity (RC), etc. designations or product specifications provided by the Company in association with the Battery Council International
                       (BCI).

                 4) Alter internationally-recognized BCI performance categories used by the Company.


                 5) Substitute other branded battery products in place of Motorcraft or Ford to Ford, and Lincoln-Mercury Dealers and any of their outlets (i.e. AutoCare, Quick Lube, and Fast Lube).

           B. The Company reserves the right to inspect the Distributor's facilities, battery storage areas, equipment, and to document/photograph work areas/processes during normal business hours to ensure that the requirements/integrity of the program and its products are not adulterated, misapplied or misidentified. In the event such an inspection reveals that Motorcraft products/programs/requirements have been adulterated, misapplied or misidentified, or if the Distributor is conducting his business in such a manner likely to result, in the opinion of Ford personnel, in a misrepresentation of the Company, the Company, at its option, may terminate this Addendum and/or the Ford Authorized Distributor Sales Agreement in its entirety.

           C. The Distributor will be fully responsible for misapplication and misidentification of all Motorcraft battery products occurring after receipt from the Company and prior to custody transfer to dealerships, retailers, auto parts stores, marinas and any/all end users of Motorcraft battery products.

           D. Under any circumstances Motorcraft batteries must be loaded, transported, unloaded, and stored in accordance with Segregation Requirements outlined in U.S. Federal Hazardous Material Regulations now and hereafter in effect.

           E. This Addendum gives the Distributor the right to use the Motorcraft name only on lead-acid battery products and only in association with this program. The Motorcraft name CANNOT be used for Distributor products, programs and retail sales separate from the lead-acid batteries or other products authorized by the Company.

           F. The Distributor shall maintain and retain all records of Motorcraft battery purchases, shipments, warranty claims, damaged merchandise, etc. Furthermore, the Distributor shall agree to allow the Company, at reasonable times, to audit said books, records and accounts to determine the quantities and qualities of the Motorcraft lead-acid battery shipments produced during the previous twelve (12) months.

     7. OTHER OPERATING PROVISIONS. Other operating provisions are set forth in "Ford Authorized Distributor Standards." The current version of these Standards is contained in the "Ford Authorized Distributor Policy and Procedure Manual". These Standards may be changed from time to time by the Company at its discretion.


IN WITNESS WHEREOF the parties hereto have executed this Addendum as of the day and year first above written and the Company is authorized to deliver the same to the Distributor by placing the Distributor's copy thereof in the United States mail duly stamped and addressed to the Distributor at his principal place of business, or by delivery to such place of business or the Distributor in person.

FORD MOTOR COMPANY                              Universal Mfg. Co.
                                            -----------------------------------
                                                (Distributor's Trade Name)

                                        By  /s/ Donald D. Heupel
                                            -----------------------------------
/s/ Ronald E.__________             Title: President

Vice President - General Manager        By
Ford Customer Service Division              -----------------------------------
                                    Title:
                                            -----------------------------------

Countersigned by

/s/ Garry L. Frederick
------------------------------------
G. L. Frederick
Ford Authorized Distributor Manager

                                    [LOGO]

                       FORD CUSTOMER SERVICE DIVISION
                               DOCUMENT RECEIPT

The following Ford Customer Service Division documents have been received, read and are understood:

[ ] Ford Authorized Distributor Sales             [ ] Ford Authorized Distributor Warranty
    Agreement (FCS 7391)                              and Policy Procedures Manual
[ ] Bulk Lubricant Addendum to                    [ ] Revisions to Ford Authorized
    Ford Authorized Distributor Sales                 Distributor Warranty and Policy Manual
    Agreement (FCS 7391D)                         [ ] Ford Authorized Remanufactured
[ ] Battery Distributor Addendum                      Distributor Warranty Acknowledgement
    to Ford Authorized Distributor
    Sales Agreement (FCS 7391E)                   [ ] Ford Authorized Distributor Policy and
[ ] Motorcraft Battery Deferment                      Procedure Manual
    Assistance Plan Agreement (FCS 8151)          [ ] Revisions to Ford Authorized
[ ] Amendment to Ford Authorized Distributor          Distributor Policy and Procedure Manual
    Sales Agreement (FCS 7391B)
[ ] Addendum to Ford Authorized Distributor       [ ] Special Market Account Policy and
    Sales Agreement (FCS 7391A)                       Procedure Manual
[ ] Special Market Account Sales                  [ ] Revisions to Special Market Account
    Agreement (FPS 8323)                              Policy and Procedure Manual
[X] Ford Authorized Distributor Sales
    Agreement (FCS 7391G)


FORD MOTOR COMPANY                      Account Information

                                        Universal Mfg., Inc.
----------------------------------      ----------------------------------
             (Region)                       (Account Trade Name)

        /s/ John J. Roy                 405 Diagonal Street
----------------------------------      ----------------------------------
               (By)                           (Street Address)

           FAR ACCT MGR.                Algona, IA 50511
----------------------------------      ----------------------------------
             (Title)                       (City, State, Zip Code)

            12/10/98
----------------------------------      /s/ Donald D. Heupel
             (Date)                     ----------------------------------
                                                     (By)

                                                   President
                                        ----------------------------------
                                                    (Title)

                                                    12-7-98
                                        ----------------------------------
                                                    (Date)

Instructions:

Document Receipt is to be SIGNED by:
1. Ford Motor Company, Ford Customer Service Division Representative, and
2. Account Principal.

One copy is to be RETAINED by:
1. Ford Motor Company, Ford Customer Service Division Parts Distribution Center Office
2. Account Principal.

                                     [LOGO]

AMENDMENT TO FORD AUTHORIZED DISTRIBUTOR SALES AGREEMENT
FORD CUSTOMER SERVICE DIVISION
FORD MOTOR COMPANY

SUPPLEMENTAL AGREEMENT, made at Dearborn, Michigan as of this _______ day of

___________, 1998 between                   Universal Mfg. Inc.
                           ----------------------------------------------------
                           (the Name(s) of Individual, Partners or Corporation)

[ ] an individual, [ ] a partnership, [X] a(n)    Nebraska    Corporation doing
                                               --------------
                                           (State of Incorporation)

business as   Universal Mfg., Inc.     with a principal place of business at
            --------------------------
            (Distributor's Trade Name)

    405 Diagonal Street                   Algona, IA 50511
--------------------------,       -------------------------------,
   (Street and Number)               (City, State and Zip Code)


(hereinafter called "Distributor") and Ford Motor Company, a Delaware corporation with its principal place of business at Dearborn, Michigan (hereinafter called "Company").

The parties hereto have previously entered into a Ford Authorized Distributor Sales Agreement dated October 1, 1998 and now desire to make certain changes
therein.               ---------------
                     (Date of Agreement)

NOW THEREFORE, in consideration of these premises the parties hereto mutually agree that said Ford Authorized Distributor Sales Agreement be amended by changing Paragraph F to read as follows:

       "F. In addition to the location identified above as the Distributor's principal place of business, Distributor shall maintain facilities and operate its distribution business from the following locations (hereinafter called "Authorized Locations"):

DISTRIBUTOR/REMANUFACTURER TRADE NAME AND MAILING ADDRESS

Universal Mfg., Inc.                 1415 Jones Street, Omaha NE 68102
Universal Mfg., Inc.                 4161 Dixon Avenue, Des Moines IA 50313
Universal Mfg., Inc.                 2240 W. Altorfer Street, Peoria IL 61615

      The Distributor shall not move or directly or indirectly operate its distribution business pursuant to this Agreement, in whole or in part, in facilities other than an Authorized Location without the prior written consent of the Company and a written Amendment to this Agreement.

This Supplemental Agreement is subject to all the terms and conditions contained in the Ford Authorized Distributor Sales Agreement, except insofar as such terms and conditions may be inconsistent with the express terms hereof.

FCS7391B Sales, August 1998 (Previous editions may not be used)

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written and the Company is authorized to deliver the same to the Distributor by placing the Distributor's copy thereof in the United States mail duly stamped and addressed to the Distributor at his principal place of business, or by delivery to such place of business or the Distributor in person.

FORD MOTOR COMPANY                               UNIVERSAL MFG., INC.
                                         --------------------------------------
                                               (Distributor's Trade Name)


/s/ Garry L. Frederick                   By /s/ Donald D. Heupel
-------------------------                  ------------------------------------
G. L. Frederick
Ford Authorized Distributor Manager                    President
                                         Title
                                               --------------------------------

                                         By
                                            -----------------------------------

                                         Title
                                               --------------------------------

                ACKNOWLEDGEMENT OF CONTINUED WARRANTY RESPONSIBILITY


UNIVERSAL MFG. CO. , being or having been a Ford Authorized Remanufactured Distributor, acknowledges that it retains all warranty responsibility and liability for any remanufactured products it produced and/or distributed under its Ford Authorized Remanufactured Distribution Agreement(s) with Ford Motor Company (paragraph "10. Warranty" of FAR Agreement), notwithstanding the fact that such Agreement(s) may be terminated.



DISTRIBUTOR'S NAME


UNIVERSAL MFG. CO.
---------------------------------


By:   /s/ Donald D. Heupel
   ------------------------------

Title:    President
      ---------------------------